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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Sciele Pharma, Inc.
Atlanta, Georgia

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (No. 333-132077), Form S-3 (No.333-142747), and Form S-8 (No. 333-117943, 333-108451, 333-89624, 333-40856, 333-39106, 333-129712 and 333-145033) of Sciele Pharma, Inc. of our reports dated February 29, 2008 relating to the consolidated financial statements and financial statement schedule and the effectiveness of Sciele Pharma, Inc.'s internal control over financial reporting, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

Atlanta, Georgia
February 29, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm